S. W. HATFIELD, CPA
certified public accountants

Member:   Texas Society of Certified Public Accountants
          Press Club of Dallas

                      Use our past to assist your future sm
(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com
EXHIBIT 16.1

                                                         November 4, 2002

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On November 4, 2002, this Firm received a draft copy of a Form 8-K to be filed by Tekron, Inc. (Company) (SEC File #000-29493, CIK #1106548) reporting Item
4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA
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    S. W. Hatfield, CPA